EXECUTION COPY

                                    MORTGAGE


     THIS MORTGAGE (this "Mortgage"), made and effective as of the 29th day of September, 2003, by SKYWAY AIRLINES, INC., a Delaware corporation with an address at 1190 West Rawson Avenue, Oak Creek, Wisconsin 53154 ("Mortgagor") to SF CAPITAL PARTNERS, LTD. as agent (in such capacity, "Mortgagee") with an address at 3600 South Lake Drive, St. Francis, Wisconsin 53235 for the benefit of the parties identified on Schedule A attached to the Security Agreement (as defined below) and their respective successors and assigns (each individually "Noteholder" and collectively, "Noteholders");

                                   WITNESSETH

     WHEREAS, Midwest Express Holdings, Inc., a Wisconsin corporation ("Holdings") is the direct or indirect, as applicable, 100% parent of Mortgagor, Midwest Airlines, Inc., a Wisconsin corporation ("Midwest"), and YX Properties, LLC, a Nebraska limited liability company ("YX") (each individually "Debtor," and collectively "Debtors"); and

     WHEREAS, Debtors have issued, or intend to issue, to Noteholders those certain 6.75% Convertible Senior Secured Notes due October 1, 2008, in an aggregate principal amount of $25,000,000 (the "Notes"); and

     WHEREAS, as a condition to their willingness to purchase the Notes, Noteholders have required that Debtors execute and deliver a Security Agreement of even date herewith (the "Security Agreement") to secure Debtors' respective obligations under the Notes; and

     WHEREAS, as a further condition to their willingness to purchase the Notes, Noteholders have required that Mortgagor execute and deliver this Mortgage to secure Debtors' respective obligations under the Notes; and

     WHEREAS, the term "Obligations" means any and all present and future debts, obligations and liabilities of Debtors to Noteholders pursuant to this Mortgage, the Security Agreement, and the Notes, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether for principal, interest or other debts, obligations or liabilities, and whether or not any or all such debts, obligations and liabilities are or become barred by any statute of limitations or otherwise unenforceable; and

     WHEREAS, this Mortgage, the Security Agreement, and the Notes are hereinafter referred to collectively as the "Security Documents" and sometimes singularly as a "Security Document".

                    NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

                                GRANTING CLAUSE
                                ---------------

     That, in order to secure the payment of the Obligations, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Mortgagor, Mortgagor by these presents does hereby grant, bargain, sell, alien, release, remise, transfer, mortgage, convey, pledge, warrant, and grant a security interest in unto Mortgagee, its successors and assigns, forever, all and singular the following described properties (hereinafter collectively referred to as the "Premises"):

     (A) The real estate which is listed, described, and set forth in Exhibit A, which is attached hereto and hereby incorporated herein, (which real estate, together with any and all easements, rights-of-way, licenses, privileges, and appurtenances thereto and any and all other real estate which may at any time hereafter be conveyed by Mortgagor to Mortgagee as security for any of the Obligations, is hereinafter referred to as the "Land");

     (B) All right, title, and interest of Mortgagor, now or at any time hereafter existing, in and to all highways, roads, streets, alleys, and other public thoroughfares, bordering on or adjacent to the Land, together with all right, title, and interest of Mortgagor to the land lying within such highways, roads, streets, alleys, and other public thoroughfares, and all heretofore or hereafter vacated highways, roads, streets, alleys, and public thoroughfares, and all strips and gores adjoining or within the Land or any part thereof;

     (C) All buildings, structures, improvements, railroad spur tracks and sidings, plants, works, and fixtures now or at any time hereafter located on any portion of the Land and, without any further act, all extensions, additions, betterments, substitutions, and replacements thereof;

     (D) All right, title, and interest of Mortgagor in and to all fixtures now or at any time hereafter installed or located on or used or usable in connection with the Land or the buildings and improvements situated thereon, whether such right, title, or interest in such items is now owned or hereafter acquired by Mortgagor, all of which fixtures shall be deemed to be part of the Land;

     (E) All rights, privileges, permits, licenses, easements, consents, tenements, hereditaments, and appurtenances now or at any time hereafter belonging to or in any wise appertaining to all or any part of the Land or any property or interest now or at any time hereafter comprising a part of the property or interests subject to this Mortgage; all right, title, and interest of Mortgagor, whether now or at any time hereafter existing, in all reversions and remainders to all or any part of the Land and other property and interests subject to this Mortgage, and all rents, income, issues, profits, royalties, and revenues derived from or belonging to all or part of the Land and other property and interests subject to this Mortgage, or any part thereof; and all rights, whether now or at any time hereafter existing, of Mortgagor, under, pursuant to, or in connection with any and all existing and future leases of and other agreements affecting all or any part of the Land and other property and interests subject to this Mortgage;

     (F) Any and all real estate and other property whether now owned or hereafter acquired by Mortgagor, which may, from time to time after the execution of this Mortgage, by delivery or by writing of any kind, for the purposes hereof, be conveyed, mortgaged, pledged, assigned, or transferred by Mortgagor or by anyone in its behalf or with its consent to Mortgagee as and for additional security for the payment of the Obligations; and

     (G) Any and all proceeds of the conversion, whether voluntary or involuntary, of all or any part of the Land and other property and interests subject to this Mortgage into cash or liquidated claims, including without limitation by reason of specification, all proceeds of insurance and all awards and payments, including interest thereon, which may be made in respect of all or any part of the Land or other property and interests subject to this Mortgage, or any estate or easement therein, as a result of any damage to or destruction of all or any part of the Land or other property and interests subject to this Mortgage, the exercise of the right of condemnation or eminent domain, the closing of, or the alteration of the grade of, any street on or adjoining the Land or other property and interests subject to this Mortgage, or any other injury to or decrease in the value of all or any part of the Land or other property and interests subject to this Mortgage, to the extent of all amounts which may be secured by this Mortgage, which said proceeds of insurance and awards are hereby assigned to Mortgagee, who is hereby authorized to collect and receive such awards and to give receipts and acquittances therefor and to apply the same or any part thereof toward the payment of indebtedness secured hereby; and Mortgagor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning said proceeds, awards and payments to Mortgagee, free, clear and discharged of any encumbrances of any kind or nature, whatsoever;

     TO HAVE AND TO HOLD all of the Premises hereby conveyed and assigned, or intended or entitled so to be, unto Mortgagee, its successors and assigns, forever.

THIS MORTGAGE FURTHER WITNESSETH:

     That Mortgagor has covenanted and agreed and does hereby covenant and agree with Mortgagee, its successors and assigns, as follows, to-wit:

                                   ARTICLE I

                             COVENANTS OF MORTGAGOR

     Section 1.01   Covenants.
                    ---------

     So long as any of the Obligations remain outstanding and unpaid, Mortgagor shall:

     (a) Taxes. Pay and discharge, or cause to be paid and discharged, from time to time before the same shall become delinquent, all taxes, assessments, and governmental charges of every character imposed upon the Premises; provided, however, that nothing herein contained shall require Mortgagor to pay any such tax, assessment, governmental charge or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings; provided, that (i) at the time of such contest an Event of Default is not continuing hereunder; and (ii) such contest will not present a substantial risk of a material adverse impact on the business of Mortgagor or the Premises.

     (b) Further Assurances. Forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, cause this Mortgage and any extension, modification, renewal or replacement hereof, and any security instrument creating a lien or evidencing the lien hereof upon the Premises and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect, preserve and perfect the lien hereof upon, and the interest of the Mortgagee in, the Premises. The Mortgagor will pay all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Premises, and any instrument of further assurance, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Premises or any instrument of further assurance. The Mortgagor shall hold harmless and indemnify the Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

     (c) Maintenance. Maintain, preserve, and keep the Premises in good repair, working order, and condition (normal wear and tear excepted).

     (d) Waste. Abstain from and not suffer the commission of waste on the Premises, and keep the buildings and improvements subject to this Mortgage in reasonably good repair. Mortgagor shall notify Mortgagee, in writing, of the occurrence of any material loss or damage to the Premises.

     (e) Dispositions. Not sell, transfer, convey or otherwise dispose of the Premises, or any material part thereof or interest therein, in any manner, whether voluntarily or involuntarily, by operation of law or otherwise without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagee may deal with any transferee as to his, her or its interest in the same manner as with Mortgagor, without in any way discharging the liability of Mortgagor hereunder or under the Obligations.

     (f) Liens. Keep the Premises free from all mortgages, liens and encumbrances other than matters of record and Permitted Liens, as defined in the Security Agreement.

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
     (g) Laws. Use its reasonable best efforts to comply with all material laws, ordinances and regulations affecting the Premises, except for non-compliance that would not result, either individually or in the aggregate, in a Material Adverse Effect (as defined in the Notes).

     (h) Insurance. Keep all buildings and improvements now or hereafter comprising the Premises insured against loss or damage by fire, risks covered by extended coverage endorsements, such other risks as are usually insured against by prudent owners of like property, and such other risks as may from time to time be reasonably requested by Mortgagee, in an amount equal to the full insurable value thereof determined on a replacement cost basis, and pay the premiums when due. All such insurance shall be in place within 10 days of the date hereof, and shall be written by responsible insurance companies selected by Mortgagor, and all policies for such insurance shall be so drawn as to name Mortgagee as loss payee under a "standard New York mortgagee" endorsement and to be noncancellable by Mortgagor or the insurer without at least thirty (30) days prior written notice to Mortgagee. In the event of any loss or damage covered by insurance required to be carried hereunder, Mortgagor shall give notice thereof to Mortgagee. The proceeds of any such insurance shall be paid to Mortgagee for application to the Obligations in the inverse order of their maturities or (at Mortgagor's option, provided no Event of Default has occurred and is continuing) to restoration of the Premises. If such proceeds are to be applied to restoration, such proceeds shall be paid by the insurer to Mortgagee, who shall disburse such proceeds from time to time to Mortgagor subject to such reasonable conditions as are customarily imposed by institutional mortgage lenders for properties similar to the Premises. Any such proceeds disbursed to Mortgagor shall be held in trust by Mortgagor for use in the completion of the restoration. All of such policies of insurance, and the proceeds thereof, shall be held by Mortgagee as additional security hereunder and, in the event of sale of the Premises following a default by Mortgagor, the ownership of all policies of insurance and the right to receive the proceeds of any insurance payable by reason of any loss theretofore or thereafter occurring shall pass to the purchaser at such sale.

     (i) Evidence of Insurance. Deposit with Mortgagee copies of all certificates of insurance carried by Mortgagor from time to time pursuant to subparagraph (h) above.

     (j) Further Instruments. Execute, acknowledge, deliver, and cause to be recorded or filed, in the manner and place required by any present or future law, any instrument that may be reasonably requested by Mortgagee to publish notice or protect, perfect, preserve, continue, or maintain the security interest and lien, and the priority thereof, of this Mortgage or the interest of Mortgagee in the Premises.

     Section 1.02   Condemnation.
                    ------------

     If all or any part of the Premises is damaged, taken, or acquired, either temporarily or permanently, in any condemnation proceeding, by exercise of the right of eminent domain, by sale in lieu of condemnation or eminent domain, or by the alteration of the grade of any street affecting the said Premises, then the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the then remaining unpaid indebtedness secured hereby, is hereby assigned to Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor, and the same shall be paid forthwith to Mortgagee and shall be applied to the Obligations in the inverse order of their maturities or (at Mortgagor's option, provided no Event of Default has occurred and is continuing) to restoration of the Premises. If such proceeds are to be applied to restoration, such proceeds shall be paid by the insurer to Mortgagee, who shall disburse such proceeds from time to time to Mortgagor subject to such reasonable conditions as are customarily imposed by institutional mortgage lenders for properties similar to the Premises. Any such proceeds disbursed to Mortgagor shall be held in trust by Mortgagor for use in the completion of the restoration.

     Section 1.03   Environmental Laws.
                    ------------------

     Mortgagor represents, warrants and covenants to Mortgagee (a) that during the period of Mortgagor's ownership or use of the Premises no substance has been, is or will be present, used, stored, deposited, treated, recycled or disposed of on, under, in or about the Premises in a form, quantity or manner which if known to be present on, under, in or about the Premises would require clean-up, removal or some other remedial action ("Hazardous Substance") under any federal, state or local laws, regulations, ordinances, codes or rules ("Environmental Laws"); (b) that to Mortgagor's knowledge there are no conditions existing currently at the Premises which would subject Mortgagor to any damages, penalties, injunctive relief or clean-up costs in any governmental or regulatory action or third-party claims relating to any Hazardous Substance;
(c) that to Mortgagor's knowledge the Premises is not subject to any court or administrative proceeding, judgment, decree, order or citation relating to any Hazardous Substance; and (d) that Mortgagor in the past has been, at the present is, and in the future will remain in compliance with all Environmental Laws. Mortgagor shall indemnify, defend and hold harmless Mortgagee, its directors, officers, employees and agents from all loss, cost (including reasonable attorneys' fees and legal expenses), liability and damage whatsoever directly or indirectly resulting from, arising out of, or based upon (i) the presence, use, storage, deposit, treatment, recycling or disposal, at any time, of any Hazardous Substance on, under, in or about the Premises, or the transportation of any Hazardous Substance to or from the Premises, (ii) the violation or alleged violation of any Environmental Law, permit, judgment or license relating to the presence, use, storage, deposit, treatment, recycling or disposal or any Hazardous Substance on, under, in or about the Premises, or the transportation of any Hazardous Substance to or from the Premises, or (iii) the imposition of any governmental lien affecting the Premises for the recovery of environmental clean-up costs expended under any Environmental Law. Mortgagor shall immediately notify Mortgagee in writing of any governmental or regulatory action or third-party claim instituted or threatened in connection with any Hazardous Substance on, in, under or about the Premises.

     Section 1.04   Self-help by Mortgagee.
                    ----------------------

     If an Event of Default (as defined below) shall have occurred and be continuing, then Mortgagee may (but shall not be obligated to), without further demand upon Mortgagor and without waiving or releasing Mortgagor from any such obligation, remedy such default for the account of Mortgagor. Mortgagor agrees to repay, upon demand by Mortgagee, all sums advanced by Mortgagee to remedy such defaults, together with interest at the default rate set forth in the Notes from the date such amounts were advanced by Mortgagee through the date such amounts are repaid to Mortgagee. All such sums, together with interest as aforesaid, shall become additional indebtedness secured by this Mortgage and by the Security Documents. No such payment by Mortgagee shall be deemed to relieve Mortgagor from any default or Event of Default hereunder.

                                   ARTICLE II

                          EVENTS OF DEFAULT; REMEDIES

     Section 2.01   Events of Default.
                    -----------------

     Each of the following events shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

     (a) Mortgagor shall fail to perform or observe any covenant or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof by Mortgagee;

     (b) any material representation or warranty made by Mortgagor herein shall at any time prove to have been incorrect in any material respect when made; or

     (c) any Event of Default shall have occurred and be continuing under, and as defined in, the Security Documents.

     Section 2.02   Payment of Costs and Expenses.
                    -----------------------------

     Mortgagor hereby agrees that if Mortgagee commences any proceeding to foreclose this Mortgage or any other suit in equity, action at law, or other appropriate proceeding to enforce its rights under this Mortgage, or is made a party to any suit or proceeding by reason of the interest of the Mortgagee in the Premises, then Mortgagor shall pay to Mortgagee all reasonable costs and expenses (including the reasonable fees of in-house counsel and other attorneys and costs of obtaining evidence of title) paid or incurred by Mortgagee in connection therewith, which costs and expenses shall be Obligations secured hereby.

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
     Section 2.03   Purchase by Mortgagee.
                    ---------------------

     In the case of any sale of the Premises pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, Mortgagee, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Obligations, in order that there may be credited as paid on the purchase price the sum then due under the Obligations.

     Section 2.04   Special Foreclosure.
                    -------------------

     Mortgagor agrees that, to the extent permitted by law, this Mortgage may be foreclosed by Mortgagee, at its option, pursuant to the provisions of Section
846.101 or Section 846.103(2) of the Wisconsin Statutes, as the same may be amended or renumbered from time to time.

     Section 2.05   Receiver.
                    --------

     At any time after and during the continuance of an Event of Default, Mortgagee shall be entitled, as a matter of right, without notice or demand and without giving bond to Mortgagor, or anyone claiming through or under Mortgagor, and without regard to the solvency or insolvency of Mortgagor or any person liable for any indebtedness hereby secured or to the value of the Premises or the occupancy thereof as a homestead, or to the value of other collateral securing the Obligations, to have a receiver appointed of all or any part of the Premises and of the earnings, income, rents, issues, and profits thereof, for such period or periods of time, including any foreclosure proceedings, before and after any judgment of foreclosure, and during the full statutory period of redemption, if any, and with such powers as the court making such appointment shall confer, including application of such earnings, income, rents, issues, and profits to the indebtedness secured hereby.

     Section 2.06   Remedies Cumulative.
                    -------------------

     No remedy herein conferred upon or otherwise available to Mortgagee is intended to be or shall be construed to be exclusive of any other remedy or remedies, but each and every such right and remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder and under any of the Security Documents and now or hereafter existing at law, in equity, or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or an acquiescence therein; nor shall the giving, taking, or enforcement of any other or additional security, collateral, or guaranty for the payment of the indebtedness secured under this Mortgage operate to prejudice, waive, or affect the security of this Mortgage or any rights, powers, or remedies hereunder; nor shall Mortgagee be required to first look to, enforce, or exhaust, any such other or additional security, collateral, or guaranty.

     Section 2.07   Indulgences by Mortgagee.
                    ------------------------

     In the event that Mortgagee (a) grants any extension of time or forbearance with respect to the payment of any indebtedness secured by this Mortgage; (b) takes other or additional security for the payment thereof; (c) waives or fails to exercise any right granted herein or under the Notes or any Security Document; (d) grants any release, with or without consideration, of the whole or any part of the security held for the payment of the debts secured hereby or the release of any person liable for payment of such debts; (e) amends or modifies, in any respect, any of the terms and provisions hereof or of any of the Security Documents; then and in any such event, such act or omission to act shall not release Mortgagor or any co-maker, surety, or guarantor, nor preclude Mortgagee from exercising any right, power, or privilege herein granted or intended to be granted in the event of any other default or Event of Default then made or any subsequent default or Event of Default, nor in any way impair or affect the lien or priority of this Mortgage or of any other Security Document.

     Section 2.08   Abandonment of Proceedings.
                    --------------------------

     In case Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, then, and in every such case , Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Premises subject to the lien hereof.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.01   Relationship of Parties.
                    -----------------------

     The relationship between Mortgagee and Mortgagor is solely that of a lender and borrower, and nothing contained herein shall in any manner be construed as constituting Mortgagee a partner or joint venturer of Mortgagor or as creating any other relationship between Mortgagee and Mortgagor other than that of lender and borrower.

     Section 3.02   Severability.
                    ------------

     If any term, covenant, or condition of this Mortgage or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Mortgage and the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each and every term, covenant, and condition of this Mortgage shall be valid and be enforced to the fullest extent permitted by applicable law.

     Section 3.03   Subrogation.
                    -----------

     Mortgagee shall be subrogated to all liens, although released of record, which are paid out of the proceeds of the indebtedness secured by this Mortgage.

     Section 3.04   Successors and Assigns.
                    ----------------------

     All of the covenants and conditions hereof shall run with the land, shall be binding upon the successors and assigns of Mortgagor, and shall inure to the benefit of the successors and assigns of Mortgagor and Mortgagee.

     Section 3.05   Consents by Mortgagor.
                    ---------------------

     Mortgagor consents and agrees to any extension of time, whether one or more, for the payment of the indebtedness hereby secured and/or to any and all renewals thereof; and hereby consents and agrees that Mortgagee may release all or any part of the security for the payment thereof, and may release any party liable for the payment thereof, without, in any event, affecting the terms or effect of this Mortgage or the obligations or liabilities hereunder of Mortgagor, its successors or assigns, or any person with any interest in the Premises, or any part thereof, whether now owned or hereafter acquired.

     Section 3.06   Applicable Law.
                    --------------

     This Mortgage shall, in all respects, be governed by the internal laws of the State of Wisconsin.

     Section 3.07   Amendment.
                    ---------

     Neither this Mortgage nor any term, covenant, or condition contained herein may be amended, modified, or terminated, except by an agreement in writing, signed by the party against whom enforcement of the amendment, modification, or termination is sought.

     Section 3.08   Construction.
                    ------------

     This Mortgage shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument to be drafted. The headings and captions contained in this Mortgage are solely for convenience of reference and shall not affect its interpretation. All terms and words used in this Mortgage, whether singular or plural and regardless of the gender thereof, shall be deemed to include any other number and any other gender as the context may require.

     Section 3.09   Consent to Jurisdiction.
                    -----------------------

     The Mortgagor hereby consents to the non-exclusive jurisdiction of any state or federal court situated in Milwaukee County, Wisconsin, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Mortgage or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Mortgagor waives personal service of any and all process, and consents to all such service of process made by mail or by messenger directed to the address specified below. Nothing herein shall affect the Mortgagee's right to serve process in any manner permitted by law, or limit the Mortgagee's right to bring proceedings against the Mortgagor or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

     Section 3.10   Waiver of Jury Trial.
                    --------------------

     The Mortgagor hereby waives any and all right to trial by jury in any action or proceeding relating to this Mortgage or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Mortgagor represents that this waiver is knowingly, willingly and voluntarily given.

     Section 3.11   Waiver by Mortgagor.
                    -------------------

     To the fullest extent permitted by applicable law, Mortgagor hereby waives notice of maturity, demand, presentment for payment, diligence in collection, notice of non-payment and protest, and any and all other notices and defenses, whatsoever, with respect to all of the indebtedness hereby secured.

     Section 3.12   Early Termination.
                    -----------------

     If: (i) Debtors maintain the Unrestricted Cash Balance (as defined in the Security Agreement) at no less than $75,000,000 as of the end of any fiscal quarter for any period of six consecutive fiscal quarters, which period begins with a fiscal quarter ending on or after March 31, 2005; provided, however, that if the sum of the First Closing (as defined in that certain Securities Purchase Agreement, of even date herewith, by and among Debtors and Noteholders, as the same may be amended, restated or modified from time to time, hereinafter referred to as the "Securities Purchase Agreement") proceeds released to Debtors from escrow under the Escrow Agreement in respect of the principal amount of Notes and the Second Closing (as defined the Securities Purchase Agreement) proceeds is less than $25,000,000, then the dollar amount set forth in this clause (i) shall be reduced by an amount equal to the product of 3.0 times the amount by which such sum is less than $25,000,000; or (ii) at any time the aggregate balance of Notes outstanding is less than or equal to $10,000,000 and the Unrestricted Cash Balance is no less than $37,500,000; then this Mortgage and the security interest and lien granted hereunder shall be terminated and released pursuant to Section 3.13 below.

     Section 3.13   Termination of Mortgage; Release of the Premises.
                    ------------------------------------------------

     This Mortgage and the security interest and lien granted hereunder shall terminate at the earlier of the date determined pursuant to Section 3.12 above or the date when the Obligations shall have been irrevocably paid in full (or the Obligations shall have been reduced to zero by conversion, redemption and/or payment of the Notes). Upon termination of this Mortgage or termination of Mortgagee's security interest in the Premises pursuant to this Section 3.13, Mortgagee shall execute and deliver to Mortgagor at Mortgagor's expense, such instruments of release, satisfaction and termination as shall be appropriate in order to effect such termination.

     Section 3.14   Security Agreement.
                    ------------------

     This Mortgage constitutes a security agreement as defined in the Uniform Commercial Code - Secured Transactions, as enacted in the State of Wisconsin (the "Code"). Mortgagor grants to Mortgagee a security interest, as defined in the Code, in the property described on Exhibit B, and all replacements and substitutions for, additions and accessions to, and proceeds from such property (collectively, the "Collateral"). At Mortgagee's sole option, the Collateral shall be regarded as part of the Land at all times, for all purposes and in all proceedings (both legal and equitable), irrespective of whether such item is physically attached to the Land or any such item is referred to or reflected in a financing statement, and Mortgagee may have the Collateral deemed part of the Land upon any foreclosure of the Land.

     Section 3.15   Financing Statement.
                    -------------------

     This Mortgage is and shall be effective as a financing statement filed as a fixture filing for all of the Collateral that is, or that becomes, fixtures. The fixture filing shall be effective from the date of the filing of this Mortgage in the real estate records of the county in which the Premises are situated. Information concerning the security interest created by this instrument may be obtained from Mortgagee, as secured party, as that term is used in the Code, at its address set forth in the first paragraph of this Mortgage. The address of Mortgagor, as debtor, as that term is used in the Code, is also set forth in the first paragraph of this Mortgage. MORTGAGOR AUTHORIZES MORTGAGEE TO FILE ONE OR MORE FINANCING STATEMENTS THAT DESCRIBE THE COLLATERAL AND ALL NECESSARY AMENDMENTS AND CONTINUATION STATEMENTS TO SUCH FINANCING STATEMENTS.

     Section 3.16   Right of Entry.
                    --------------

     Mortgagee and its agents shall have the right to enter and inspect the Premises at all reasonable times, upon reasonable notice, provided Mortgagee complies at all times with Mortgagor's security and confidentiality policies and requirements.

     Section 3.17   Actions and Proceedings.
                    -----------------------

     The Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Premises and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Mortgagee, in its discretion, determines should be brought to protect the Mortgagee's interest in the Premises.

     Section 3.18   Non-Waiver.
                    ----------

     The failure of the Mortgagee to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. No delay or omission by the Mortgagee to exercise any right, power or remedy accruing under this Mortgage shall be construed to be a waiver of any default or acquiescence therein. A waiver in one or more instances to exercise any right, power or remedy accruing hereunder shall apply only to the particular instance or instances, and at the particular time or times only, and no such waiver shall be deemed a continuing waiver, but every term, covenant, provision or condition establishing such right, power or remedy shall survive and continue to remain in full force and effect. The Mortgagor shall not be relieved of the Mortgagor's obligation to pay the Obligations at the time and in the manner provided for its payment in the Notes and this Mortgage by reason of: (i) failure of the Mortgagee to comply with any request of the Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Notes or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Obligations or any portion thereof, (ii) the release, regardless of consideration, of the whole or any part of the Premises or any other security for the Obligations, or (iii) any agreement or stipulation between the Mortgagee and any subsequent owner or owners of the Premises or other person extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Mortgage or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Obligations or any portion thereof, without first having obtained the consent of the Mortgagor, and in the latter event, the Mortgagor shall continue to be obligated to pay the Obligations at the time and in the manner provided in the Notes and this Mortgage, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by the Mortgagee in writing. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Premises, the Mortgagee may release any person at any time liable for the payment of the Obligations or any portion thereof or any part of the security held for the Obligations and may extend the time of payment or otherwise modify the terms of the Notes or this Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Notes, without in any manner impairing or affecting this Mortgage or the lien hereof or the priority of this Mortgage, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. The Mortgagee may resort for the payment of the Obligations to any other security held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Mortgagee thereafter to foreclose this Mortgage. The Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of the Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

     Section 3.19   Waiver of Statutory Rights.
                    --------------------------

     The Mortgagor shall not and will not apply or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws to the full extent that the Mortgagor may do so under applicable law. The Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Premises marshalled upon any foreclosure of the lien of this Mortgage and agrees that any court having jurisdiction to foreclose such lien may order the Premises sold as an entirety. The Mortgagor hereby waives for itself and all who may claim through or under it, and to the full extent the Mortgagor may do so under applicable law, any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage or granted under any statute now existing or hereafter enacted.

     Section 3.20   Waiver of Notice.
                    ----------------

     The Mortgagor shall not be entitled to any notices of any nature whatsoever from the Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Mortgagee to the Mortgagor, and the Mortgagor hereby expressly waives the right to receive any notice from the Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by the Mortgagee to the Mortgagor.

     Section 3.21   Documentary Stamps.
                    ------------------

     If at any time the United States of America, any state thereof, or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Notes or this Mortgage, the Mortgagor will, upon demand, pay for the same, with interest and penalties thereon, if any.

     Section 3.22   Certain Definitions.
                    -------------------

     Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean each the Mortgagor and any subsequent owner or owners of the Premises or any part thereof or interest therein; the word "Mortgagee" shall mean the Mortgagee or any subsequent holder of the Notes; the word "Notes" shall mean the Notes, any amendment, extension, modification, restatement or replacement thereof or any other evidence of indebtedness secured by this Mortgage; the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity; and the words "Premises" shall include any portion of the Premises or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     Section 3.23   Headings, etc.
                    -------------

     The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     Section 3.24   Duplicate Originals.
                    -------------------

     This Mortgage may be executed in any number of duplicate originals, and each such duplicate original shall be deemed to constitute but one and the same instrument.

     IN WITNESS WHEREOF, Mortgagor has caused these presents, to be duly executed, sealed, and delivered in Milwaukee, Wisconsin, as of the day and year first above written.



                                  SKYWAY AIRLINES, INC., a Delaware corporation


                                  By: /s/ Robert S. Bahlman
                                     -------------------------------------------
                                     Name:  Robert S. Bahlman
                                     Title: Chief Financial Officer

STATE OF WISCONSIN          )
                            ) SS.
COUNTY OF MILWAUKEE         )

     On this 26th day of September, 2003, before me, a Notary Public, personally appeared Robert S. Bahlman, to me personally known, who being by me duly sworn, did say that he/she is the Chief Financial Officer of Skyway Airlines, Inc., a Delaware corporation, and that this instrument was signed and sealed on behalf of such corporation, and the said Chief Financial Officer acknowledges the execution of this instrument as the free act and deed of such corporation.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                  /s/ Julia A. Janik
                                  ----------------------------------------------
                                  Name:  Julia A. Janik
                                  Notary Public
                                  State of Wisconsin
                                  County of Milwaukee
[NOTARIAL SEAL]                   My Commission is permanent






This instrument was drafted by and after recording should be returned to Matthew
K. Impola of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

                                   EXHIBIT A
                                       TO
                                    MORTGAGE

                         Legal Description of the Land
                         -----------------------------

             Mortgagee:  SF Capital Partners, Ltd.
             Mortgagor:  Skyway Airlines, Inc., a Delaware corporation
             Date:  September     , 2003
             Tax Key #:  735-9041
             Address:  1190 West Rawson Avenue

PARCEL A:

Parcel 2 of Certified Survey Map No. 6337, recorded on April 10, 1997, in Reel 4029, Images 211 to 214 inclusive, as Document No. 7350794, being Parcel 2 of Certified Survey Map No. 5598 and a Division of Parcel 2 of Certified Survey Map No. 3159, all being a part of the SW1/4of the SW1/4of Section 5, T. 5 N., R. 22
E. City of Oak Creek, Milwaukee County, Wisconsin.

The above described legal description was formerly known as:

All that part of Parcel 2, Certified Survey Map No. 3159, recorded on September 13, 1977, in Reel 1049, Images 1257 to 1259 inclusive, as Document No. 5141079, being a part of the South 40 acres of the Southwest 1/4 of Section 5, Town 5 North, Range 22 East, in the City of Oak Creek, County of Milwaukee, State of Wisconsin, bounded and described as follows:

Beginning at the Southwest corner of said Parcel 2; thence North 00(Degree) 00' 21" East, along the West line of said Parcel 2, 300.49 feet; thence South 88(Degree) 42' 02.5" East, along the North line of said Parcel 2, 242.03 feet; thence South 00(Degree) 00' 21" West, parallel to the East line of said Parcel 2, 298.59 feet to the South line of said Parcel 2; thence North 89(Degree) 09' 02" West, along said South line of Parcel 2, 242.00 feet to the place of beginning.

AND Parcel 2 of Certified Survey Map No. 5598, recorded October 3, 1991 on Reel 2627, Image 633, as Document No. 6528697, being a redivision of Parcel 2 of Certified Survey Map No. 5348, and Parcel 2 of Certified Survey Map No. 32, being a part of the SW 1/4 of the SW 1/4 of Section 5, T5N, R22E, City of Oak Creek, County of Milwaukee, State of Wisconsin.

PARCEL B:

Non-Exclusive Easement for the benefit of Parcel A created by Warranty Deed dated October 28, 1991 and recorded on September 4, 1992 on Reel 2858, Image 86, as Document No. 6657464 for ingress and egress as provided for therein.

PARCEL C:

Non-Exclusive Easement for the benefit of Parcel A created by Easement Agreement, dated June 18, 1990 and recorded on September 12, 1990 on Reel 2489, Image 730, as Document No. 6416462 for ingress and egress as provided for therein.

                                   EXHIBIT B
                                       TO
                                    MORTGAGE

                           Description of Collateral
                           -------------------------

             Mortgagee:  SF Capital Partners, Ltd.
             Mortgagor:  Skyway Airlines, Inc., a Delaware corporation
             Date:  September     , 2003
             Tax Key #:  735-9041
             Address:  1190 West Rawson Avenue

All of Mortgagor's "Fixtures" as such term is used in the Uniform Commercial Code, that are at any time attached to or located at the real property located at 1190 West Rawson Avenue, Oak Creek, Wisconsin 53154, together with all additions, accessions, accessories, parts, fittings and substitutes for such property, all proceeds and products of such property, all insurance payments and awards for and related to such property and all records, drawings, schematics and plans for such property.